Exhibit 99.1

News Release
Nuance Closes Acquisition of Zi Corporation
BURLINGTON, Mass. and CALGARY, Alberta – April 9, 2009 – Nuance Communications, Inc. (NASDAQ: NUAN) and Zi Corporation (NASDAQ: ZICA, TSX: ZIC) today announced that Nuance has closed the acquisition of Zi. Zi’s solutions for mobile search and text input complement Nuance’s portfolio of intuitive touch and speech interfaces that simplify and enhance the way people interact with mobile devices, applications, and services.
“By incorporating Zi’s text input technology into our mobile solutions portfolio, Nuance can better serve our global OEM and mobile operators that demand robust language support, particularly in Asia-Pacific markets,” said Steve Chambers, president, Mobile-Enterprise & Consumer Services, Nuance.  “The Zi acquisition is also a key component of a broader Nuance strategy to give mobile device manufacturers and operators the ability to deliver breakthroughs in device accessibility via speech, predictive text and search, handwriting recognition, and powerful call-intercept capabilities.”
Under the terms of the agreement, Zi shareholders will receive US$0.34 in cash and approximately .037 shares of Nuance common stock for each common share of Zi that they own. Effective at the close of the markets today, trading in Zi common stock has ceased on NASDAQ and the Toronto Stock Exchange (TSX).
About Zi Corporation
Zi Corporation is a provider of discovery and usability solutions for Mobile Search, Input and Advertising. Zi Corporation’s products offers innovative ways for mobile operators to showcase new services and content to their subscribers, while encouraging users to get the most out of their communication devices. Increased device usage can help mobile operators drive additional revenues and lead to improved customer retention. For more information, please visit www.zicorp.com.
About Nuance Communications
Nuance (NASDAQ: NUAN) is a leading provider of speech, text and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications and professional services. For more information, please visit www.nuance.com.

Nuance and the Nuance logo are trademarks or registered trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other company names or product names may be the trademarks of their respective owners.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the transaction between Nuance and Zi, benefits and synergies of the transaction, future opportunities for the combined company, expectations regarding the value and benefits of the transaction and the combined company’s technology to stakeholders and customers, and any other statements about Nuance or Zi managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of Nuance to successfully integrate Zi’s operations and employees; the ability to realize anticipated synergies and cost savings; the failure to retain customers; general economic conditions; performance of the market sectors that Nuance and Zi serve; and, the other factors described in Nuance’s Annual Report on Form 10-K for the year ended September 30, 2008 and its most recent quarterly reports filed with the United States Securities and Exchange Commission and Zi’s filings with the Canadian provincial securities regulators. Each of Nuance and Zi disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
Contacts:

For Investors and Press	For Press
Richard Mack	Rebecca Paquette
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 781-565-5000	Tel: 781-565-5000
Email: richard.mack@nuance.com	Email: rebecca.paquette@nuance.com

Blair Mullin
Zi Corporation
Tel: 403-233-8875
Email: bmullin@zicorp.com
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